UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2016

VRINGO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34785	20-4988129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 12th Floor, New York, NY 10017

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (212) 309-7549

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

On April 25, 2016, Vringo, Inc. and its affiliates (the “Company”) entered into a Confidential License Agreement (the “Agreement”). Pursuant to the terms of the Agreement, the Licensee will pay the Company a one-time lump sum payment of $8.9 million within 30 days following the execution of the Agreement and the Company will grant to the Licensee a non-exclusive, non-transferable, worldwide perpetual license to certain patents and patent applications owned by the Company. The Company believes that the Agreement has been entered in the ordinary course of its business and, accordingly, it has not been filed as an exhibit hereto in accordance with Item 6.01(b)(10)(ii) of Regulation S-K under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VRINGO, INC.
Date: April 25, 2016	By: /s/ Andrew D. Perlman
	Name:	Andrew D. Perlman
	Title:	Chief Executive Officer